SECURITIES AND EXCHANGE COMMISSION

                                Washington, D.C.



                                    FORM 8-K

                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



         Date of Report (Date of earliest event reported): July 13, 2004



                                   AAON, INC.
                                   ----------
             (Exact name of registrant as specified in its charter)



           Nevada                       0-18953                  87-0448736
           ------                       -------                  ----------
(State or other jurisdiction          (Commission               (IRS Employer
      of incorporation)               File Number)           Identification No.)


                     2425 South Yukon, Tulsa, Oklahoma 74107
                     ---------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (918) 583-2266


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Item 12.  Results of Operations and Financial Condition.

          On July 13, 2004, Registrant issued a press release concerning its results of operations for the three months ended and at June 30, 2004. A copy of such press release is attached as Exhibit "A" hereto.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                             AAON, INC.



Date:  July 15, 2004                         By: /s/ John B. Johnson, Jr.
                                             -----------------------------------
                                                 John B. Johnson, Jr., Secretary


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                                   EXHIBIT "A"

NEWS BULLETIN
FOR IMMEDIATE RELEASE
July 13, 2004

                                   AAON, Inc.
                  2425 South Yukon Ave. o Tulsa, OK 74107-2728
                   o Ph: (918) 583-2266 o Fax: (918) 583-6094 o
                              ohttp://www.aaon.como
                  ---------------------------------------------
                            For Further Information:
          Jerry R. Levine o Phone: (914) 244-0292 o Fax: (914) 244-0295
--------------------------------------------------------------------------------


                          AAON FORESEES SECOND QUARTER
                         RECORD SALES AND LOWER EARNINGS


Tulsa, OK, July 13, 2004 - AAON, Inc. (NASDAQ-AAON) today announced that it expects to report record sales for the second quarter ended June 30, 2004, while net income will be substantially less than the first quarter of 2004. The higher sales are attributable to a record backlog and some contribution of revenues from AAON Canada, Inc., acquired on May 5, 2004, despite closings of the Company's Tulsa plant for four days during the period due to computer and electrical outages. The lower earnings resulted from the continued impact of higher steel and copper prices and startup costs associated with a new coil project, a loss incurred by AAON Canada, Inc., equipment failures at the Company's Longview, Texas plant, which prevented coil production needed by the Tulsa facility, and the above-referenced plant closings.

This press release contains "forward-looking statements" within the meaning of
Section 27A of the Securities Act of 1933. Statements regarding future prospects and developments are based upon current expectations and involve certain risks and uncertainties that could cause actual results and developments to differ materially from the forward-looking statements.


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